Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial statements of FNB United Corp. and subsidiaries (“FNB United”) and Integrity Financial Corporation and subsidiaries (‘Integrity”) and has been prepared to illustrate the pro forma effect of the completion of the merger on April 28, 2006 for the FNB United acquisition of Integrity. The unaudited pro forma condensed combined balance sheet as of December 31, 2005 and the unaudited pro forma condensed combined statement of income for the twelve months ended December 31, 2005 give pro forma effect to this merger transaction, accounted for under the purchase method of accounting.

The unaudited pro forma condensed combined income statement for the twelve months ended December 31, 2005 is based on the audited financial statements of FNB United and Integrity. This unaudited pro forma condensed combined income statement gives effect to the transaction as if it had been consummated at the beginning of the period presented, or January 1, 2005. The unaudited pro forma condensed combined financial statements do not give effect to the anticipated cost savings or revenue enhancements in connection with the transaction.

The unaudited pro forma condensed combined financial statements should be considered together with the historical financial statements of FNB United and Integrity, including the respective notes to those statements. The pro forma information does not necessarily indicate the combined financial position or the results of operations in the future or the combined financial position or the results of operations that would have been realized had the merger transactions been consummated during the period or as of the date for which the pro forma information is presented.

The unaudited pro forma condensed combined balance sheet information is based on merger agreement terms that provide for the exchange of each share of Integrity common stock for 0.8743 shares of FNB United common stock and a cash payment of $5.20. The exchange ratio of 0.8743 reflects that 78% of Integrity’s shares are being exchanged for FNB United shares with the remaining 22% of Integrity’s shares being exchanged for cash.

FNB UNITED CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of December 31, 2005

	FNB United Corp. and Subsidiaries	Integrity Financial Corporation	Pro Forma Adjustments		Pro Forma Combined
	(in thousands)
Assets
Cash and due from banks	$22,389	$7,071	$2,283	(B)	$31,743
Interest-bearing bank accounts	2,310	11,696	0		14,006
Federal funds sold	20,180	0	0		20,180
Investment securities:
Available for sale	110,918	87,278	0		198,196
Held to maturity	48,888	3,850	120	(C)	52,858
Loans:
Loans held for sale	17,615	1,858	0		19,473
Loans held for investment	795,051	501,250	(6,109	)(C)	1,290,192
Less allowance for loan losses	(9,945)	(8,587)	0		(18,532)

Net Loans	802,721	494,521	(6,109)		1,291,133
Premises and equipment, net	24,670	18,979	(248	)(C)	43,401
Goodwill	31,381	17,238	(17,238	)(E)	111,687
			80,306	(D)
Core deposit premium	1,326	1,838	(1,838	)(E)	7,982
			6,656	(C)
Other assets	37,302	19,644	2,521	(A,B,C)	59,467

Total assets	$1,102,085	$662,115	$66,453		$1,830,653

Liabilities and Shareholders’ Equity
Deposits:
Noninterest-bearing demand	$100,465	$47,368	$0		$147,833
Interest-bearing:
Demand, savings and money market	252,855	209,565	0		462,420
Time deposits	488,289	293,763	296	(C)	782,348

Total deposits	841,609	550,696	296		1,392,601
Retail repurchase agreements	21,338	3,974	0		25,312
Federal Home Loan Bank advances	86,225	27,063	0	(C)	113,288
Trust preferred securities	20,619	10,310	30,928	(A,B)	61,672
			(185	)(C)
Other borrowed funds	18,385	0	0		18,385
Other liabilities	11,594	2,592	4,771	(A,C)	18,957

Total liabilities	999,770	594,635	35,810		1,630,215

Shareholders’ equity:
Common stock	15,926	5,291	6,345	(A)	27,562
Surplus	23,542	57,798	28,689	(A)	110,029
Retained earnings	62,711	5,438	(5,438	)(A)	62,711
Accumulated other comprehensive income (loss)	136	(1,047)	1,047	(A)	136

Total shareholders’ equity	102,315	67,480	30,643		200,438

Total liabilities and shareholders’ equity	$1,102,085	$662,115	$66,453		$1,830,653

FNB UNITED CORP. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME

For the Twelve Months Ended December 31, 2005

	FNB United Corp. and Subsidiaries	Integrity Financial Corporation	Pro Forma Adjustments		Pro Forma Combined
	(in thousands, except share and per share data)
Interest income	$54,415	$38,918	$1,496	(F)	$95,319
			490	(G)
Interest expense	20,050	15,972	(296	)(H)	37,298
			111	(I)
			1,461	(J)

Net interest income	34,365	22,946	710		58,021
Provision for loan losses	2,842	1,379	0		4,221

Net interest income after provision for loan losses	31,523	21,567	710		53,800
Noninterest income	14,926	4,822	0		19,748
Noninterest expense	31,678	19,324	666	(K)	51,349
			(319	)(L)

Income before income taxes	14,771	7,065	363		22,199
Income taxes	4,834	2,362	140	(M)	7,336

Net income	$9,937	$4,703	$223		$14,863

Net income per common share:
Basic	$1.73	$0.90			$1.43
Diluted	$1.69	$0.88			$1.39
Weighted average number of shares outstanding:
Basic	5,731,966	5,215,277	(560,773)		10,386,470
Diluted	5,869,023	5,373,393	(541,657)		10,700,759

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

Note 1 – Basis of Presentation and Acquisitions

On April 28, 2006, FNB United Corp. completed a merger for the acquisition of Integrity Financial Corporation. Pursuant to the terms of the merger, each share of Integrity common stock was converted into 0.8743 shares of FNB United common stock and a cash payment of $5.20. The aggregate purchase price was $122,529,000, consisting of $$27,717,000 of cash payments and 4,654,504 shares of FNB United common stock valued at $94,812,000.

The unaudited pro forma condensed combined financial information gives effect to the acquisition under the purchase method of accounting, and the unaudited condensed combined balance sheet assumes the transaction occurred on December 31, 2005, reflecting the purchase price consideration noted above.

Described below are the pro forma adjustments related to the allocation of a portion of the purchase price to goodwill and other intangible assets, recognizing other merger-related transactions and estimates of fair values of the assets and liabilities of Integrity (in thousands):

Total purchase price	$122,529

Net assets based on carrying amounts at December 31, 2005	67,480
Less: Fair value of stock options assumed	(3,311)
Less: Direct acquisition costs	(1,344)
Less: Elimination of prior goodwill	(17,238)
Less: Elimination of prior core deposit intangible	(1,838)
Increase (decrease) in net assets to reflect estimated fair value adjustments under the purchase method of accounting:
Held-to-maturity investment securities	120
Loans held for investment	(6,109)
Premises and equipment	(248)
Other assets	1,550
Deposits	(296)
Trust preferred securities	185
Other liabilities	(3,427)

Fair value of net assets acquired	35,524

Total purchase price in excess of fair value of net assets acquired	87,005
Identifiable intangible assets:
Core deposit premium	(6,656)

Goodwill	$80,349

Except as discussed in Note 2, there are no adjustments to other asset or liability groups, and the book values approximate fair values.

To provide liquidity for cash needs in connection with the merger and also to comply with capital adequacy standards, trust preferred securities were issued by FNB United to provide primary financing for the Integrity merger.

The effects of the transaction, as reflected in the unaudited pro forma condensed combined balance sheet, are being accounted for by FNB United under the purchase method of accounting in accordance with Statement of Financial Accounting Standards No. 141, “Business Combinations,” and Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”). In accordance with SFAS No. 142, intangible assets other than goodwill must be amortized over their estimated useful lives. Goodwill will not be amortized to expense, but instead will be reviewed for impairment at least annually and to the extent goodwill is impaired, its carrying value will be written down to its implied fair value and a charge to earnings will be made.

Note 2 – Purchase Accounting and Pro Forma Acquisition Adjustments

(A)	Reflects the issuance of 4,654,504 shares of FNB United common stock at the value described in Note 1 above, the elimination of the existing equity accounts of Integrity plus other items associated with the transaction, including cash consideration of $27,717,000, the fair value of stock options assumed of $3,311,000 and estimated transaction costs of $1,344,000.

(B)	Represents the issuance of trust preferred securities with net cash proceeds of $30,000,000 for the primary purpose of providing funds for the merger cash consideration of $27,717,000.

(C)	Represents the recording of fair value adjustments relating to the assets and liabilities of Integrity.

(D)	Represents an adjustment to record the estimated goodwill related to the transaction.

(E)	Represents adjustments to eliminate core deposit premium and goodwill recorded in the historical financial statements of Integrity.

(F)	Represents the adjustment to record the amortization of the fair value adjustment on acquired loans over their expected average life of 49 months.

(G)	Represents the adjustment to record the amortization of the fair value adjustment on acquired securities over their expected average life of 39 months, such adjustment for both available-for-sale and held-to-maturity securities amounting to $1,592,000 in total.

(H)	Represents the adjustment to record the amortization of the fair value adjustment on acquired time deposits over their expected average life of 9 months.

(I)	Represents the adjustment to record the amortization of the fair value adjustment on previously acquired trust preferred securities over an assumed life of 20 months.

(J)	Represents interest expense related to the borrowing described in (B) above based on a variable rate of three-month LIBOR plus 1.32%, using the average three-month LIBOR rate in effect for the period presented.

(K)	Represents the adjustment to record the amortization of the fair value adjustment on acquired core deposits on a straight-line basis over their expected average life of 10 years.

(L)	Represents reversal of amortization of core deposit intangible recorded in the historical financial statements of Integrity.

(M)	Represents estimated tax savings on transaction adjustments at a combined rate of 38.55%.